UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 25, 2007

Date of report (Date of earliest event reported)

RECKSON OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13762	11-3233647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue	10170
New York, New York (Address of Principal Executive Offices)	(Zip Code)

(212) 594-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

1.  Supplemental Indenture

On January 25, 2007, Reckson Operating Partnership, L.P. (“Reckson OP”) entered into a supplemental indenture (“Supplemental Indenture”) to the Indenture, dated as of March 26, 1999 (the “Indenture”), among Reckson OP, as issuer, Reckson Associates Realty Corp., as guarantor (“Reckson”), and The Bank of New York, as trustee.  The Supplemental Indenture governs the terms of Reckson OP’s 4.00% Exchangeable Senior Debentures due 2025 (the “Debentures”), 5.875% Notes due 2014, 5.15% Notes due 2011, 6.00% Notes due 2007, 7.75% Notes due 2009 and 6.00% Notes due 2016.  Pursuant to the terms of the Debentures, Reckson OP elected to change the exchange obligation of Reckson OP with respect to the Debentures into an obligation to deliver, upon exchange of the Debentures, cash, shares of common stock of SL Green Realty Corp. (“SL Green”), or a combination thereof, at the election of Reckson OP and SL Green agreed to provide for the full and unconditional guarantee of all obligations under the Debentures and the Indenture with respect to the Debentures.  The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the text of the Supplemental Indenture, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

2.  Term Loans

Effective on January 25, 2007, Reckson OP and certain of its subsidiaries entered into a guaranty with respect to the credit agreement of SL Green with Wachovia Bank, National Association (“Wachovia Bank”), as agent for itself and other lenders in connection with a senior unsecured term loan facility in an amount of $500,000,000 (the “Wachovia Term Loan”), which matures on January 22, 2010.  The guaranty by Reckson OP and certain of its subsidiaries is limited by the provisions thereof to comply with certain covenants in the Indenture.  The Wachovia Term Loan bears interest at a floating rate of interest based on LIBOR.  The Wachovia Term Loan provides for various customary events of default, which could result in an acceleration of all amounts payable thereunder.  The foregoing description of the Wachovia Term Loan is qualified in its entirety by reference to the text of the Wachovia Term Loan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Effective on January 25, 2007, Reckson OP and certain of its subsidiaries entered into a guaranty with respect to the existing unsecured term loan facility (the “Wells Term Loan”) of SL Green with Wells Fargo Bank, National Association, as agent for itself and other lenders in connection with the Wells Term Loan.  The guaranty by Reckson OP and certain of its subsidiaries is limited by the provisions thereof to comply with certain covenants in the Indenture.  The terms of the amendment conform certain provisions of the Wells Term Loan to those of the Wachovia Term Loan.  The foregoing description of the amendment to the Wells Term Loan is qualified in its entirety by reference to the text of the amendment, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

3.  Revolving Credit Facility

Effective on January 25, 2007, Reckson OP and certain of its subsidiaries entered into a guaranty with respect to the existing unsecured revolving credit facility (the “Credit Facility”) of SL Green with Wachovia Bank, as agent for itself and other lenders in connection with the Credit Facility.  The guaranty by Reckson OP and certain of its subsidiaries is limited by the provisions thereof to comply with certain covenants in the Indenture.  Under the terms of the amendment, the Credit Facility was increased from $500,000,000 to $800,000,000 and certain provisions of the Credit Facility were conformed to those of the Wachovia Term Loan.  The foregoing description of the amendment to the

Credit Facility is qualified in its entirety by reference to the text of the amendment, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

1.  Term Loans

The information in section 2 of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

2.  Revolving Credit Facility

The information in section 3 of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.03  Material Modification to Rights of Security Holders

The information in section 1 of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01  Changes in Control of Registrant

On January 25, 2007, SL Green completed the acquisition of all of the outstanding shares of common stock of Reckson, the general partner of Reckson OP, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 3, 2006, as amended (the “Merger Agreement”), among SL Green, Wyoming Acquisition Corp., Wyoming Acquisition GP LLC, Wyoming Acquisition Partnership LP, Reckson and Reckson OP.  As a result of the mergers contemplated by the Merger Agreement, Reckson, the general partner of Reckson OP, is now an indirect wholly-owned subsidiary of SL Green.  Pursuant to the terms of the Merger Agreement, each of the issued and outstanding shares of common stock of Reckson was converted into the right to receive (i) $31.68 in cash, (ii) 0.10387 of a share of the common stock, par value $0.01 per share, of SL Green and (iii) a prorated dividend in an amount equal to approximately $0.0977 in cash.  SL Green also assumed an aggregate of approximately $238.6 million of Reckson OP mortgage debt, approximately $287.5 million of Reckson OP’s convertible debt and approximately $967.8 million of Reckson OP’s unsecured notes.  SL Green funded the transaction with proceeds from the Wachovia Term Loan, the increase in the Credit Facility described above in section 3 of Item 1.01 of this Current Report on Form 8-K, the proceeds from the sale (the “Asset Sale”) of certain assets of Reckson to an investment group led by certain of Reckson’s existing executive management for a total consideration of approximately $2.0 billion and from SL Green’s cash on hand.

On January 25, 2007, SL Green issued a press release announcing the completion of the merger with Reckson and the Asset Sale.  A copy of this press release is attached as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit 10.1	First Supplemental Indenture, dated as of January 25, 2007, by and among Reckson Operating Partnership, L.P., Reckson Associates Realty Corp., The Bank of New York and SL Green Realty Corp.

Exhibit 10.2

Credit Agreement, dated as of January 24, 2007, by and among SL Green Operating Partnership, L.P., SL Green Realty Corp., Wachovia Capital Markets LLC, as sole lead arranger and sole book manager, Wachovia Bank, National Association, as agent, each of KeyBank National Association and Wells Fargo Bank, National Association, as co-syndication agents, each of Eurohypo AG, New York Branch and ING Real Estate Finance (USA) LLC, as co-documentation agents, and each of the lenders party thereto.

Exhibit 10.3

First Amendment to Third Amended and Restated Credit Agreement, dated as of January 24, 2007, by and among SL Green Operating Partnership, L.P., SL Green Realty Corp., the lenders party thereto, and Wells Fargo Bank, National Association, as agent.

Exhibit 10.4

First Amendment to Credit Agreement, dated as of January 24, 2007, by and among SL Green Operating Partnership, L.P., SL Green Realty Corp., the lenders party thereto, and Wachovia Bank, National Association, as agent.

Exhibit 99.1	Press release, dated January 25, 2007, announcing the completion of the acquisition of Reckson Associates Realty Corp. and the Asset Sale

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECKSON OPERATING PARTNERSHIP, L.P.

BY: RECKSON ASSOCIATES REALTY CORP., its general partner

By:	/s/ Gregory F. Hughes
Name:	Gregory F. Hughes
Title:	Treasurer

Date:       January 30, 2007